                                                                      EXHIBIT 12

                        Morgan Stanley Dean Witter & Co.

                       Ratio of Earnings to Fixed Charges

      and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

                              (dollars in millions)

                                                                              Fiscal Year
                                                  ---------------------------------------------------------------------
                                                          2001                    2000                   1999
                                                  ---------------------   ---------------------  ----------------------
Ratio of Earnings to Fixed
Charges

  Earnings:
       Income before income taxes (1)                           $5,684                  $8,526                  $7,728
       Add:  Fixed charges, net                                 20,941                  18,334                  12,626
                                                  ---------------------   ---------------------  ----------------------
           Income before income taxes and
            fixed charges, net                                 $26,625                 $26,860                 $20,354
                                                  =====================   =====================  ======================

  Fixed Charges:
       Total interest expense                                  $20,805                 $18,183                 $12,515
       Interest factor in rents                                    162                     154                     111
                                                  ---------------------   ---------------------  ----------------------

             Total fixed charges                               $20,967                 $18,337                 $12,626
                                                  =====================   =====================  ======================

  Ratio of earnings to fixed
   charges                                                         1.3                     1.5                     1.6


Ratio of Earnings to Fixed
Charges and Preferred Stock Dividends

  Earnings:
       Income before income
        taxes (1)                                               $5,684                  $8,526                  $7,728
       Add:  Fixed charges, net                                 20,941                  18,334                  12,626
                                                  ---------------------   ---------------------  ----------------------
           Income before income taxes and
            fixed charges, net                                 $26,625                 $26,860                 $20,354
                                                  =====================   =====================  ======================

  Fixed Charges:
       Total interest expense                                  $20,805                 $18,183                 $12,515
       Interest factor in rents                                    162                     154                     111
       Preferred stock dividends                                    50                      56                      72
                                                  ---------------------   ---------------------  ----------------------
             Total fixed charges and preferred
              stock dividends                                  $21,017                 $18,393                 $12,698
                                                  =====================   =====================  ======================

  Ratio of earnings to fixed
   charges and preferred stock dividends                           1.3                     1.5                     1.6

                                                                    Fiscal Year
                                                  ----------------------------------------------
                                                          1998                    1997
                                                  ----------------------  ----------------------
Ratio of Earnings to Fixed
Charges

  Earnings:
       Income before income taxes (1)                            $5,385                  $4,274
       Add:  Fixed charges, net                                  13,564                  10,898
                                                  ----------------------  ----------------------
           Income before income taxes and
            fixed charges, net                                  $18,949                 $15,172
                                                  ======================  ======================

  Fixed Charges:
       Total interest expense                                   $13,464                 $10,806
       Interest factor in rents                                     100                      92
                                                  ----------------------  ----------------------

             Total fixed charges                                $13,564                 $10,898
                                                  ======================  ======================

  Ratio of earnings to fixed
   charges                                                          1.4                     1.4


Ratio of Earnings to Fixed
Charges and Preferred Stock Dividends

  Earnings:
       Income before income
        taxes (1)                                                $5,385                  $4,274
       Add:  Fixed charges, net                                  13,564                  10,898
                                                  ----------------------  ----------------------
           Income before income taxes and
            fixed charges, net                                  $18,949                 $15,172
                                                  ======================  ======================

  Fixed Charges:
       Total interest expense                                   $13,464                 $10,806
       Interest factor in rents                                     100                      92
       Preferred stock dividends                                     87                     110
                                                  ----------------------  ----------------------
             Total fixed charges and preferred
              stock dividends                                   $13,651                 $11,008
                                                  ======================  ======================

  Ratio of earnings to fixed
   charges and preferred stock dividends                            1.4                     1.4

(1) Fiscal 2001 income before income taxes does not include an extraordinary item or cumulative effect of accounting change. Fiscal 1998 income before income taxes does not include a cumulative effect of accounting change.

"Earnings" consist of income before income taxes and fixed charges. "Fixed charges" consist of interest costs, including interest on deposits, and that portion of rent expense estimated to be representative of the interest factor. The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.